Exhibit 3.2

BYLAWS
OF
DAKOTA GROWERS PASTA COMPANY

ARTICLE I

Section 1.1  Membership: Any producer of agricultural products and any association of agricultural producers, including associations, cooperatives and other entities operated on a cooperative basis, may apply to become a member of this cooperative, whether such producers or entities are residents of, or are organized under the laws of the United States, a state, or of another jurisdiction or sovereign nation.  No applicant shall become a member unless he has been accepted by the Board of Directors.  An applicant must:

(a)	Hold at least one share of membership stock in the Cooperative;
(b)	Hold a minimum number of shares of equity stock in the Cooperative, as the Board of Directors may require pursuant to reasonable policies of uniform application;
(c)	Make and perform contracts to patronize the Cooperative upon such terms and conditions as the Board of Directors may require, pursuant to reasonable policies of uniform application.

If an application for membership is denied, the applicant's payments to the Cooperative for membership stock and for equity stock shall be refunded to him.

No person may hold more than one membership in the Cooperative, regardless of the number of shares of stock which he owns.  Stock as such has no voting power.

Section 1.2  Contracts:  By becoming members of the Cooperative, the members acknowledge that the terms and provisions of the Articles of Association and Bylaws and any reasonable policies, rules and regulations adopted by the board of directors constitute a contract between the Cooperative and each member, and both the Cooperative and the members are bound by such contract as fully as though each member had individually signed a separate instrument containing such terms and provisions.  A copy of the Articles and bylaws shall be furnished to each member upon request.

The Cooperative may make individual contracts with members, by which members agree to sell agricultural products to this Cooperative.

Section 1.3  Assessment for Additional Capital:  No member shall be subject to assessment on capital stock.

Section 1.4  Transfer of Members' Stock:  It is the policy of this Cooperative to control the number and identity of members in the Cooperative.  No membership and no membership stock or equity stock is transferrable as a matter of right.  Membership stock and equity stock may be transferred only with the consent of the Cooperative and only to persons eligible for membership.  No purported transfer of stock in the Cooperative, whether by any consensual transaction or by operation of law, shall be effective without the consent of the Cooperative. Consent may be granted or denied as the Board of Directors shall determine, pursuant to reasonable policies of uniform application, including policies for transfers of a deceased member's stock to qualified heirs and successors.

Section 1.5  Termination of Membership: A membership automatically terminates upon (i) the member’s cessation to be a producer of agricultural products or (ii) a non-person member ceases to be an association of agricultural producers, as described above, or (iii) upon any member’s failure to patronize the cooperative for 13 consecutive calendar.

A membership may be terminated for cause, by action of the Board of Directors, provided the member shall have an opportunity to appear and be heard.  Written notice and a statement of the alleged cause for a proposed termination of membership shall be mailed to the member at least ten days before the directors meeting at which the proposed termination will be decided.

"Cause" includes intentional or repeated breach of the Bylaws, rules or regulations of the Cooperative or failure to make timely payment of debts to the Cooperative.

"Cause" also includes breach of contract between the member and the Cooperative.  Whether a membership is subject to termination for breach of a contract may be determined by the Board of Directors in the exercise of honest and good faith business judgment, without regard to the commencement or outcome of any litigation arising from the contract.  Termination of membership shall not impair the obligations or liabilities of either party under any individual contract between the member and the Cooperative.

These enumerations of "cause" shall not be construed to limit the Board of Directors' power to terminate membership for other causes determined by the Board of Directors in the exercise of honest and good faith business judgment.

A membership may be terminated by the member's resignation.

Upon termination of membership, voting rights and other rights of membership shall cease.  Termination of membership alone shall not affect the rights or liabilities of either the member or the Cooperative under any individual contract.  Termination of membership alone does not affect the member's patronage capital or entitle the member to a redemption of his membership stock or equity stock or to retirement of accumulated patronage capital.

Upon termination of membership, the directors may authorize recall of the former member's membership stock or equity stock or retirement of accumulated patronage capital, in the exercise of good faith business judgment.  The directors' action to recall membership stock of a former member shall not be construed to obligate the Cooperative to recall any of his equity stock or to obligate the Cooperative to retire the former member's accumulated patronage capital.

Section 1.6  Evidence of Membership:  Membership in the Cooperative shall be evidenced by the records of the Cooperative.  Stock certificates shall be issued as determined by the board of directors.

Section 1.7  Non-Liability of Members:  Members are neither obligated to pay, nor liable upon any debt or obligation of the Cooperative.

ARTICLE II

MEMBER MEETINGS

Section 2.1  Annual Meeting:  The annual meeting of the members of this Cooperative shall be held on a date and at a time and place fixed by the Board of Directors within six months after the close of the fiscal year of the Cooperative.  The annual meeting may be adjourned from day to day and from place to place, for purpose of members' voting in directors' territorial districts.

Section 2.2  Special Meetings:  Special member meetings may be called by the Board of Directors, or by members having one-fifth of the votes entitled to be cast at such meeting.

Section 2.3  Notices of Meeting :  Written notice, stating the place, date and hour, and in case of a special meeting, the purpose for which the meeting is called, shall be given not less than 10 nor more than 30 days before the meeting at the direction of the person or persons calling the meeting.  Such notice shall be given by depositing in the United States mail, with postage prepaid thereon, addressed to each member at his address as it appears on the records of the Cooperative.

Section 2.4  Quorum:  A quorum at a member meeting, except as hereinafter stated, shall be 10 percent of the first 100 members plus 5 percent of additional members, present in person; provided, however, that a quorum shall never be more than 50 members nor less than 5 members.  A quorum at a member meeting for the purpose of nomination and election of directors shall be 10 percent of the members within that directors' territorial district.  Members represented by signed votes may be counted in computing a quorum only on those questions as to which a signed vote is taken.  If less than a quorum is present at any meeting, a majority of votes present in person may adjourn the meeting from time to time without further notice.

Section 2.5  Votes:

(a)	Except as described below, each member shall be entitled to one vote and no more upon each matter submitted to a vote at a meeting of the members, except only the members within a geographical district shall be permitted to vote at a meeting for the nomination and election of a director from that district. Notwithstanding the foregoing provisions of this sub-section (a), if the Board of Directors has authorized the issuance or transfer of shares of Membership Stock and Equity Stock to an association of agricultural producers, and that member has acquired from the Company a number of shares of Equity Stock in proportion to the quantity of durum wheat to be delivered by such association to the Company, the Board of Directors may in its sole discretion, and only at the time of the issuance or transfer of such Equity Stock and upon such terms and conditions as the Board of Directors may determine, indicate and authorize such member entity to have a number of votes not to exceed the lesser of the number of agricultural producers whose deliveries are being made to the Company through the member entity in question, and the result of the following calculation: the total number of equity shares to be issued or transferred to such member divided by the mathematical average equity shareholding per existing member’s voting right. Such mathematical average shall be calculated by dividing the total number of issued and outstanding equity shares held in the aggregate by the Company’s incumbent members after such issuance or transfer by the total number of votes held in the aggregate by the Company’s incumbent members after such issuance or transfer.

(b)	All questions shall be decided by a vote of a majority of the votes cast by the members voting thereon in person, except as otherwise provided by law, the Articles of Incorporation or these Bylaws. Votes cast by member associations must be voted through individual members of that association, each voting thereon in person, except as otherwise provided by the Articles of Incorporation or these Bylaws.

(c)	Voting by proxy and cumulative voting shall not be allowed, but signed votes may be used when specifically authorized by resolution of the Board of Directors. When so authorized, signed votes shall be valid and entitled to the same force and effect as a vote in person if the member has been previously notified in writing of the exact motion or resolution upon which the vote is taken.

(d)	In the absence of written notice that some person has been designated to represent a member who is other than a natural person, such member may be represented by any of it's principal officers.
(e)	No individual may be authorized to cast more than two votes for a non-person member entity in addition to their own membership vote at a membership meeting.

Section 2.6  Order of Business:  The presiding officer may adopt any order of business which provides an opportunity for full consideration of all matters to come before the meeting, subject to any proper action by the members assembled to change the order of business.  Unless such a different order of business is adopted by the Chairman, or by the members assembled, the order of business at the annual meeting of the members and so far as possible at all other meetings of the members shall be as follows:

(a)	Call of the meeting to order;
(b)	Reading of the proof of the notice of the meeting and the report as to members present in order to determine the existence of a quorum;
(c)	Reading and action on any unapproved minutes;
(d)	Report of officer and committees;
(e)	Election of directors;
(f)	Unfinished business;
(g)	New business;
(h)	Adjournment.

Section 2.7  Action Without A Meeting:  Any action which may be taken at a member meeting may be taken without a meeting if a writing setting forth and approving the action shall be signed by a majority of the members entitled to vote on such action.

ARTICLE III

DIRECTORS

Section 3.1  Election: The business and affairs of this Cooperative shall be managed by a board consisting of a minimum of nine and a maximum of eleven directors, nine directors elected by the non-association members from their own number at the meeting and up to two additional directors authorized by the Board of Directors to represent associations as provided for herein.

(a)	Districts: For the purpose of nominating and electing directors, the territory served by the cooperative shall be divided into nine geographical districts. The district boundaries shall be defined and apportioned according to the number of members whose agricultural operations are located within the district.

1.	Western District #1 comprised of members in Divide, Burke, Williams, Mountrail, McKenzie, Dunn, McLean, Sheridan, Golden Valley, Billings, Stark, Mercer, Oliver, Morton, Slope, Hettinger, Grant, Bowman, Adams, and Sioux Counties in North Dakota, and all members in Montana.

2.	Central District #2 comprised of members in Eddy, Foster, and Wells Counties in North Dakota.
3.	Southeast District #3 comprised of members in Burleigh, Kidder, Stutsman, Emmons, Logan, LaMoure, Ransom, McIntosh, Dickey, Sargent and Richland Counties in North Dakota, and Wilkin County and areas south in Minnesota.

4.	Sheyenne District #4 comprised of members in Griggs, Steele, Barnes, and Cass Counties in North Dakota, and Clay County in Minnesota.
5.	East Central District #5 comprised of members in Nelson, Grand Forks and Traill Counties in North Dakota, and Polk and Norman Counties in Minnesota.
6.	Northeast District #6 comprised of members in Cavalier, Pembina, Ramsey and Walsh Counties in North Dakota, and Kittson and Marshall Counties in Minnesota.
7.	North Central District #7 comprised of members in Bottineau, Rollette, and Towner Counties in North Dakota.
8.	East Durum Triangle District #8 comprised of members in Pierce County north of Highway 19, and all of Benson County except the area which lies both south of Highway 19 and west of Highway 281.
9.	West Durum Triangle District #9 comprised of members in McHenry, Ward and Renville Counties, in Pierce County, the area which lies south of Highway 19, and Benson County, the area which lies both south of Highway 19 and west of Highway 281.

In preparation for the 1997 member's meeting, then triennially thereafter, the incumbent Board of Directors shall appoint a redistricting committee. The committee shall review the boundaries of the districts and shall recommend any changes in the district boundaries necessary or appropriate to maintain equitable representation. The committee shall attempt to maintain not more 15 percent variance of the numbers of members in each district. The recommendations of the committee shall be reported to the Board of Directors, and may be accepted, rejected or modified by the Board of Directors. The action of the directors shall be reported to the membership meeting, and may be accepted, rejected, or modified by the members.

(b)	The Board of Directors may authorize the two additional directors, as provided for in Section 3.1, under such terms and conditions as the Board of Directors may determine, to represent and to be chosen by member associations of agricultural producers.

(c)	Voting: At the annual meeting, voting for directors shall be limited to members from the territorial district from which a director is to be elected. The annual meeting may be adjourned from day to day and from place to place, for the purpose of member voting in territorial districts.

No member shall vote in more than one district. The Board of Directors may adopt reasonable policies to administer the provision that no member shall vote in more than one district, including but not limited to provisions for a member's change of district in which he votes.

Any individual member shall vote in the district in which he maintains his principal residence or in the district in which his principal place of agricultural operations is located. Any member other than an individual shall vote in the district in which its principal place of agricultural operations is located.

The nominee from each district receiving a majority of the votes from that district shall be elected and shall take office at the adjournment of the annual membership meeting.
(d)	Terms: Each elected director shall be elected for a term of three years, with the terms alternated so that no more than three elected directors shall be elected for full terms at any one annual meeting. Each director who is a representative of an association of agricultural producers shall hold office for a term as agreed upon by the Board of Directors and such member association. No elected director shall be elected to more than five consecutive terms as a director of this Cooperative, but such person shall be eligible to be again elected as a director one year after the expiration of a prior term of office. All elected or appointed directors shall serve for the term for which elected or appointed and until their successors are chosen and qualified. Any elected directorship vacancy in the Board, other than by expiration of a term of office, may, in the discretion of the Board, be filled by a majority vote of the remaining directors until the next annual meeting at which meeting a director shall be chosen by the members for the unexpired term of such elected director vacancy. A vacancy in a directorship representing an association of agricultural producers shall be filled by a new appointment from such association.

Section 3.2  Duties and Powers:  The Board of Directors shall have the power and authority to amend the "Growers Agreement" subject to ratification by a majority vote of the members at any regular or special membership meeting with a quorum present and proper notice.

The powers of the Board of Directors shall include, without limiting in any way any other powers which said board has in accordance with the laws of the State of North Dakota, the Articles of Association, and the bylaws of this Cooperative, the power to secure the Cooperative's debts by mortgaging the Cooperative's rights, privileges, authority and franchises, revenues and other property.  However, a decision by the Board of Directors to sell or otherwise dispose of more than 10 percent of the Cooperative's fixed assets must be approved by an affirmative vote of three-fourths of the membership present and voting at a membership meeting called to approve such a disposition of assets.

The Board of Directors shall have the power to make and adopt such rules and regulations, not inconsistent with law, the Articles of Association of the Cooperative or these bylaws, as it may deem advisable for the management, administration and regulation of the business and affairs of the Cooperative.  Among such powers, the Board of Directors shall have the powers to establish reasonable classifications of business done with patrons, according to the type and nature thereof, for the purpose of allocating patronage capital.

Section 3.3  Delegation of Responsibilities:  Notwithstanding the duties, responsibilities and authorities of the directors and officers provided for in these Bylaws, the Board of Directors by resolution may, except as otherwise limited by law, delegate, wholly or in part, the responsibility and authority for, and the regular and routine administration of, one or more of such officer's duties to one or more agents or other officers of the Cooperative who are not directors.

The Board of Directors shall appoint a manager who shall manage the affairs of the Cooperative, under the supervision of, and in accordance with the policies of, the Board of Directors.

Section 3.4  Executive Committee:  The Board of Directors may elect an executive committee to consist of four or more directors.  The executive committee shall have such powers and perform such duties as the board may delegate to it in writing from time to time, in the management of the business affairs of the cooperative when all of the members of the executive committee are present and the decision of the executive committee is unanimously agreed to by all of its members, except that the executive committee cannot act in respect to:

(a)	Powers reserved by the Board of Directors itself;
(b)	Apportionment of distribution of proceeds;
(c)	Election of officers;
(d)	Filling of vacancies in the board;
(e)	Amendment to the bylaws; and
(f)	Enter into any agreement, contract or other transaction in any amount exceeding $100,000.

Section 3.5  Meetings:  A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of the members.  A regular meeting of the Board of Directors may also be held regularly at such time and place as the Board of Directors may provide by resolution.  Such regular meetings may be held without notice other than such resolution fixing the time and place thereof.

Section 3.6  Special Meetings:  Special meetings of the Board of Directors may be called by the Chairman, by any three directors, or by any person authorized to do so by prior action of the Board of Directors.  The person or persons calling the meeting shall fix the time and place for the holding of the meeting and shall give written notice of the time and place of the special meeting not less than five days prior thereto, either personally or by mail to each director.

Section 3.7  Action Without a Meeting:  Any action which may be taken at a meeting of the directors may be taken without a meeting if done in writing, signed by all of the directors entitled to vote on such action.  Any action so taken shall have the same effect as if duly taken at a meeting of the directors.

Section 3.8  Quorum:  Six directors in office shall constitute a quorum.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any such committee by means of a telephone conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

Section 3.9  Compensation:  Members of the Board of Directors shall receive no compensation for their services as such, nor, with the exception of the Secretary and Chairman, for any services as officers of the Cooperative, nor shall the Cooperative be held liable for any services, except as herein provided; but the members of the Board of Directors shall be allowed their reasonable traveling expenses when actually engaged in the business of the Cooperative, and a reasonable per diem sum, which may be fixed by the Board of Directors subject to reduction or limitation at a meeting of the members, for each day actually spent in attendance at meetings or other business of the Cooperative.  The Chairman and Secretary of the Cooperative may each receive such compensation for services as the Board of Directors shall determine.

Section 3.10  Removal:  The members may, at any meeting regularly called for that purpose, by a majority vote of those voting, remove a director for cause. An association of agricultural producers who has a representative on the Board of Directors may remove such director for cause pursuant to its Articles of Association, Bylaws or policies.

ARTICLE IV

OFFICERS

Section 4.1  Election:  The officers of this Cooperative shall be a chairman, a vice-chairman, a secretary and a treasurer elected by the directors from among their number.  The directors may combine the offices of secretary and treasurer, in which case the combined office shall be designated as secretary-treasurer and an assistant secretary-treasurer may be elected.  The clerical work of the secretary and the treasurer may be delegated by the Board of Directors.  The terms of all officers shall be until the next annual meeting of the directors and until their successors are elected and qualified.  A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.2  Chairman:

(a)	Shall preside at all meetings of the members and of the Board of Directors;
(b)	May sign any deeds, mortgages, deeds of trust, notes, bonds, contracts or other instruments executed on behalf of this Cooperative, except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Cooperative, or shall be required by law to be otherwise signed or executed; and

(c)	In general, shall perform all duties incident to the office of the Chairman and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.3  Vice-Chairman:  In the absence of the Chairman, or in the event of inability or refusal to act, the Vice-Chairman shall perform the duties of the Chairman, and when so acting, shall have all the powers of and be subject to all of the restrictions upon the Chairman, provided, however, that in the case of death or resignation of the Chairman, the Board of Directors may declare the office vacant and elect a successor.  The Vice-Chairman shall also perform such other duties as from time to time may be assigned by the Board of Directors.

Section 4.4  Secretary:

(a)	Shall cause minutes of the meetings of the members, of the Board of Directors, and of any executive committee to be kept;
(b)	See that all notices are duly given in accordance with these Bylaws, or as required by law;
(c)	Supervise custody of the records of the Cooperative;
(d)	Cause a register of the names and post office addresses of all members to be kept, and;
(e)	In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors.

Section 4.5  Treasurer:  The Treasurer shall supervise the custody of all funds, securities and property of the Cooperative.  The Treasurer shall cause deposit of all funds in the name of the Cooperative and cause disbursement of the same upon the authority of the Board of Directors.  The Treasurer shall perform such other duties as may be prescribed by the Board of Directors.

Section 4.6  Removal:  Any officer may be removed by the Board whenever in its judgment the best interests of the Cooperative will be served thereby.

ARTICLE V

DIRECTORS, OFFICERS AND MANAGER LIABILITIES

Section 5.1  Liability of Directors, Officers and Manager:  Directors, officers and the manager who is the person most responsible for carrying out the policies and directives of the officers or Board of Directors are immune from civil liability for any act or omission relating to their service or function as a director, officer or manager, unless the act or omission constitutes gross or willful negligence or gross or willful misconduct.

Section 5.2  Indemnity and Insurance:  This Cooperative shall indemnify, and shall have the power to purchase and maintain insurance to indemnify, any person who is or was a director, officer, manager, employee or agent of this Cooperative, and any person serving at the request of this Cooperative as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him to the fullest extent to which such officers, directors and employees of a cooperative may be indemnified under applicable laws.

Section 5.3  Bonds:  The Board of Directors shall cause each officer, agent and employee having control or custody of any of the Cooperative's funds or personal property to be bonded for the faithful performance of duties and the cost thereof shall be borne by the Cooperative.

Section 5.4  Audits and Reports:  The Board of Directors shall require the manager or auditor to submit a detailed report of the financial condition of any business transacted by the Cooperative at least monthly, and shall have the books audited by a qualified public accountant at least once a year.

One or more of the officers of the Cooperatives shall submit at each annual meeting of the members a report generally showing the business of the Cooperative for the previous fiscal year and generally showing the condition of the Cooperative at the close of such fiscal year.

ARTICLE VI

PATRONAGE CAPITAL

Section 6.1  Cooperative Operation:  This Cooperative shall at all times be operated on a cooperative basis for the mutual benefit of its patrons who are members.  the Cooperative's operations shall be so conducted that all member patrons will, through their patronage, furnish capital for the Cooperative, patronage capital may be furnished by per-unit retains or by patronage equity credits.  The Cooperative is obligated to account on a patronage basis to all its member patrons as provided in the Article VI.

Section 6.2  Per-Unit Retains:  By action of the Board of Directors, the Cooperative may require deductions from proceeds otherwise payable to member patrons for the Cooperative's purchase of agricultural products, on a per-unit basis, which deductions shall be retained by the cooperative as patronage capital.  Per-unit retains shall be annually determined by the Board of Directors, and shall be a uniform amount or percentage per unit, fixed without reference to the net earnings or net proceeds of the Cooperative.

All such amounts, from the moment of receipt by this Cooperative, are received and retained with the understanding that they are furnished by member patrons as capital.  The Cooperative is obligated to account to each member patron in such a manner that the amount of per-unit retains furnished by each member patron is annually credited in an appropriate record to the per-unit retains capital account of each member patron.  Within a reasonable time after the close of its fiscal year, the Cooperative shall notify each member patron of the amount of capital retained and credited to the member's account by the issuance of per-unit retain certificates.

All such amounts retained and credited to the capital account of any member patron shall have the same status as though paid to the member patron in cash in pursuance of a legal obligation to do so and the member patron had then furnished to Cooperative corresponding amounts for capital.  Per-unit retains do not constitute proceeds accountable under Section 6.3.

Section 6.3  Patronage Equity Credits:  At least once annually, the directors shall determine and distribute patronage equity credits, in accordance with the following provisions:

(a)	Annual Savings: There shall be deducted from total proceeds:
	1.	All operating expenses and costs;
	2.	The cost of supplies, commodities, equipment, and other property or services procured or sold for patrons;
	3.	The cost of services performed for patrons;
	4.	All taxes and other expenses; and
5.	Reasonable and necessary reserves for depreciation, depletion, and obsolescence of physical property, doubtful accounts and other valuation reserves, all of which shall be established in accordance with usual and customary accounting practices.

(b)	General Reserves: From the remainder of the total proceeds, an amount not exceeding the sum of the following items may be credited to a general unallocated reserve:
	1.	Net proceeds from sources other than patronage;
	2.	Net proceeds from patronage attributable to patrons who are not members of this Cooperative.
The Board of Directors may utilize this reserve for payment of income taxes and for any other purpose determined in accordance with generally accepted accounting principles.
(c)	Patronage Distribution: None of the remainder of the net proceeds shall constitute income of the Cooperative, but shall be distributed and credited to the patronage equity accounts of patrons who are members as follows:

	1.	Reasonable reserves for necessary purposes may be credited, which shall be credited to patrons who are members in accordance with the ratio which their patronage bears to total patronage.
2.	All the remainder of the net proceeds shall be distributed and credited to patrons who are members in accordance with the ratio which their patronage bears to total patronage. There shall be no distinction between the persons entitled thereto, but such distributions and credits may be based on classifications of business done with particular departments or in particular commodities, supplies, or services, and upon classification of business according to the type or nature thereof, as the Board of Directors, acting in its discretion, may determine.

3.	The Board of Directors, in its absolute discretion, acting pursuant to reasonable policies of uniform application, shall determine the manner of distribution and payment of patronage equity credited, which may be in cash, credits, certificates of interest, revolving fund certificates, letters of advice, promissory notes, or other certificates, or securities of the Cooperative or of other associations or cooperatives, in other property, or in any combination thereof, at the option of the Board of Directors.

(d)	Losses: In the event of a loss in one or more departments or divisions of the operation of this Cooperative, but not of such magnitude as to cause an overall loss for the fiscal year of the Cooperative, such loss or losses may be prorated against each of the remaining profitable departments on the basis of their respective percentage of the total net proceeds during such fiscal year. In the event this Cooperative shall incur a net loss in any fiscal year, such net loss may be charged first against any earned surplus or paid in surplus which is unallocated, or against any unallocated reserve other than valuation reserves. If such loss exceeds the total of said unallocated earned surplus and unallocated reserves or, in any event, if the Board of Directors so elects, the amount of such loss may be recovered from prior or subsequent years' net margins or savings. In no event shall the Board of Directors have the authority to make any assessment against members, except as provided in Section 1.3 of these Bylaws. This section shall not be construed or administered in such a way as to deprive the Cooperative of the right to carry back or carry forward net operating losses to past or future years, in accordance with the applicable provisions of the Internal Revenue Code or State Taxing statutes. Notwithstanding the foregoing, directors shall not allocate current years' net operating losses against a prior year's net operating margins or retains unless the Cooperative is in liquidation or unless approved by a majority of the membership present and voting on such question at a special meeting of the membership duly called to consider the need of such an extraordinary allocation before the end of the Cooperative's fiscal year.

Section 6.4  Retirement:  If the Board of Directors, in its absolute discretion, shall determine that the financial condition of the Cooperative will not be impaired thereby, the patronage capital then credited to member patrons' accounts may be retired and paid in cash, in full or in part.  The Board of Directors, at its discretion, shall have the power to determine the method, basis, priority and order of retirement of patronage capital.  Upon the death of any member patron who is a natural person, the Board of Directors shall have the power to retire patronage capital credited to the account of the member patron, upon such terms and conditions as the Board of Directors shall determine.  Except upon the death of a natural person, there shall be no retirements of patronage capital out of the order determined by the Board of Directors under policies of general application.  Insolvency or bankruptcy, whether individual or corporate, shall not be grounds for retirement of patronage capital.

Section 6.5  Lien:  The Cooperative shall have a first lien on any patronage capital for all indebtedness of the holder thereof to this Cooperative.

Section 6.6  Assignment:  Patronage capital credited to the accounts of member patrons shall be assignable only on the books of the Cooperative pursuant to such policies of general application as determined by the Board of Directors.

Section 6.7  Consent:  Each person (including individual, partnerships, and corporations) who become a member in this Cooperative, by such act alone, consents that the amounts of any per-unit retain allocations which are paid in qualified per-unit retain certificates (as defined in 26 U.S.C. 1388, the Internal Revenue Code) and which are received by the member from the Cooperative will be taken into account at their stated dollar amounts in the manner provided in 26 U.S.C. 1385(a) in the taxable year in which such written notices of allocation are received by the member.

Each person (including individuals, partnerships, and corporations) who becomes a member in this Cooperative, by such act alone, consents that the amount of any patronage dividends or similar distributions with respect to patronage which are made in money, qualified written notices of allocation (as defined in 26 U.S.C. 1388) or other property (except any nonqualified written notice of allocation), and which are received from the Cooperative, will be taken into account by the member at the stated dollar amounts in the manner provided in 26 U.S.C. 1385(a) in the taxable year in which such written notices of allocation are received by the member.

It is the intent of this Bylaw that obtaining or retaining membership in the Cooperative constitutes the member's consent to take the stated dollar amounts of qualified written notices of allocation of per-unit retains and patronage dividends or similar distributions into account under Section 1385 of the Internal Revenue Code; a copy of this Bylaw shall be given separately to each member.

Section 6.8  Non-Qualified Unit Retains and Patronage Distributions:  References in this Article VI to "qualified" per-unit retain certificates or "qualified" written notices of allocation of patronage dividends or similar distributions shall not be construed to limit the power and authority of the Board of Directors to allocate per-unit retains and patronage dividends or similar distributions according to equitable policies of general application, even though such allocation may not be "qualified" as defined in the Internal Revenue Code.

ARTICLE VII

AMENDMENT OF BYLAWS

Section 7.1  Members' Action:  These Bylaws may be altered, amended or repealed at any regular member meeting or at any special member meeting called for that purpose, provided that the notice of such meeting shall have contained a copy of the proposed alteration, amendment or repeal.

Section 7.2  Directors' Action:  Any Bylaw may be altered, amended or repealed by the affirmative vote of the Board of Directors, except those provisions which set forth the qualifications, terms of office and compensation of directors.  Any Bylaw adopted, altered, amended or repealed by the Board of Directors shall be subject to confirmation by the membership at the next regular or special membership meeting.

Adopted as of 1/6/01.